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                                                                    Exhibit 23.1


The Board of Directors
MountainBank Financial Corporation

     We consent to the use of our report on the financial statements of MountainBank Financial Corporation incorporated herein by reference from its Current Report on Form 10-KSB for the year ended December 31, 2001.

                                          /s/ LARROWE & COMPANY, PLLC

Galax, Virginia
April 5, 2002